UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 20, 2011

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

ZAP and its Co-Chief Executive Officer Steven Schneider entered into an Amended and Restated Settlement Agreement and Release with Peter Scholl, a former member of ZAP’s board of directors, on June 20, 2011 (the “Agreement”) pursuant to which ZAP and Mr. Scholl resolved any and all disagreements related to compensation owed to Mr. Scholl in connection with his service as a member of ZAP’s board of directors.  Pursuant to the Agreement, ZAP agreed to accelerate the vesting of Mr. Scholl’s option to purchase 114,000 shares of ZAP common stock and extend its term for a year from the date of the Agreement.  Pursuant to the Agreement, ZAP also agreed to pay Mr. Scholl an aggregate of $56,500, payable in installments, with the final payment to be paid on August 15, 2011.  Pursuant to the Agreement, Mr. Schneider also agreed to transfer warrants to purchase 300,000 shares of ZAP common stock at an exercise price of $0.91 per share to Mr. Scholl within 14 days of the date of the Agreement.  In exchange, Mr. Scholl agreed to a general release of claims against ZAP.  A copy of the Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Section 5	Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

ZAP amended its Amended and Restated Articles of Corporation on June 23, 2011 to increase the authorized shares of Common Stock to 800,000,000.   A copy of the amendment is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Meeting”) of ZAP was held on June 20, 2011. At the Meeting, the shareholders voted on the following five proposals and cast their votes as follows, approving all proposals:

Proposal 1:	To elect seven members of ZAP’s Board of Directors:

Nominee	For	Withheld	Broker Non-Votes
Priscilla Marilyn Lu	118,443,885	321,704	67,816,716
Alex Wang	118,375,825	389,764	67,816,716
Steven Schneider	118,258,896	506,693	67,816,716
Georges Penalver	118,397,322	368,267	67,816,716
Goman Chong	118,026,417	739,172	67,816,716
Patrick Sevian	118,091,534	674,055	67,816,716
Mark Abdou	118,243,556	522,033	67,816,716

Proposal 2:	To ratify the appointment of Friedman LLP as ZAP’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstained	Broker Non-Votes
185,423,954	510,826	657,525	0

Proposal 3:
To authorize the amendment of ZAP’s Articles of Incorporation to effect a reverse stock split within a range of between four to one and eight to one shares, with the ultimate ratio to be selected by our Board of Directors:

For	Against	Abstained	Broker Non-Votes
178,531,735	7,614,815	435,755	0

Proposal 4:	To authorize the amendment of ZAP’s Articles of Incorporation to increase the authorized shares of Common Stock from 400,000,000 to 800,000,000 shares:

For	Against	Abstained	Broker Non-Votes
178,606,208	7,544,097	432,000	0

Proposal 5:
To approve the amended and restated 2008 Equity Compensation Plan which, among other things, increases the shares of Common Stock available for issuance pursuant to such Plan to a total of 40,000,000 shares of Common Stock:

For	Against	Abstained	Broker Non-Votes
117,155,262	1,432,258	178,069	67,816,716

Section 9	Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit                  Description

3.1	Amendment to ZAP’s Amended and Restated Articles of Incorporation, filed June 23, 2011.

10.1	Amended and Restated Settlement Agreement and Release entered into between ZAP and Steven Schneider, and Peter Scholl, dated as of June 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: June 23, 2011	By:	/s/ Steven M. Schneider
Steven M. Schneider
Co-Chief Executive Officer and Secretary